Exhibit 99.1

NEWS RELEASE

RANGE ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

FORT WORTH, TEXAS, October 23, 2018 RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2018 financial results.

Highlights –

•	Net income of $48.5 million ($0.19 per diluted share), non-GAAP net income of $63.9 million ($0.26 per diluted share)
•	Cash provided from operating activities of $229 million, non-GAAP cash flow of $260 million
•	Production averaged a record 2,267 Mmcfe per day, an increase of 14% compared to third quarter 2017
•	Southwest Pennsylvania production increased 29% over the prior-year period to 1,872 Mmcfe per day
•	Liquids production averaged a record 122,783 barrels per day, an 11% increase over the prior-year period, and contributed 47% of total product revenues before hedging
•	Pre-hedge NGL realizations were $27.16 per barrel, a 60% increase over the prior-year third quarter
•	Natural gas differentials, including basis hedging, of $0.15 below NYMEX, a $0.36 improvement over the prior-year third quarter
•	Pre-hedge crude oil and condensate realizations of $64.57, a 49% increase over the prior-year quarter
•	Signed and closed the sale of a proportionately reduced 1% overriding royalty in Range’s Washington County, Pennsylvania leases for gross proceeds of $300 million

Commenting, Jeff Ventura, the Company’s CEO said, “Range continues to successfully execute on the plan outlined in the beginning of this year, delivering another quarter of record production and increasing cash flow by 27% compared to the prior-year third quarter. Following the recently-announced royalty sale, coupled with our exposure to improved liquids pricing, Range now expects leverage to be under 3.0x debt to EBITDAX at the end of this year, accelerating the de-levering process outlined in our five-year outlook by two years. Range continues to pursue additional accretive asset sales that will reduce leverage closer to our longer-term target of under 2.0x. At the same time, Range, as a leading NGL producer in Appalachia, is uniquely positioned to continue to benefit from improved domestic and international markets for NGL purity products.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Third Quarter 2018

GAAP revenues for third quarter 2018 totaled $811 million (a 68% increase compared to third quarter 2017), GAAP net cash provided from operating activities (including changes in working capital) was $229 million, compared to $189 million in third quarter 2017, and GAAP income was $48.5 million ($0.19 per diluted share) versus a net loss of $127.7 million ($0.52 per diluted share) in the prior-year third quarter.  Third quarter earnings results include a $34.6 million derivative loss due to increases in future commodity prices compared to an $88.4 million derivative loss in the prior-year third quarter and a $0.2 million mark to market loss related to the deferred compensation plan compared to a $9.2 million gain in the prior-year third quarter.

Non-GAAP revenues for third quarter 2018 totaled $811 million, an increase of 38% compared to third quarter 2017, and cash flow from operations before changes in working capital, a non-GAAP measure, was $260 million, compared to $204 million in third quarter 2017.  Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $63.9 million ($0.26 per diluted share) in third quarter 2018, compared to $11.6 million ($0.05 per diluted share) in the prior-year third quarter, an increase of 420%.

The following table details Range’s average production and realized pricing for third quarter 2018:

Net Production
Natural Gas (Mmcf/d)	Oil (Bbl/d)	NGLs (Bbl/d)	Natural Gas Equivalent (Mmcfe/d)

1,530	11,314	111,469	2,267

	Realized Pricing
	Natural Gas ($/Mcf)	Oil ($/Bbl)	NGLs ($/Bbl)	Natural Gas Equivalent ($/Mcfe)

Average NYMEX price	$2.91	$69.49
Differential, including basis hedging	(0.15)	(4.92)
Realized prices before NYMEX hedges	2.75	64.57	$27.16	$3.52
Settled NYMEX hedges	0.06	(12.24)	(2.73)	(0.16)
Average realized prices after hedges	$2.82	$52.33	$24.43	$3.36

*May not add due to rounding

Third quarter 2018 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements which correspond to analysts’ estimates) averaged $3.36 per mcfe, a 17% increase from the prior-year third quarter. Additional detail on commodity price realizations can be found in the Supplemental Tables provided on the Company’s website.

•

The average Company natural gas price, including the impact of basis hedging, was $2.75 per mcf (or $0.15 per mcf below NYMEX) for third quarter 2018, which was significantly better than the $0.51 negative differential to NYMEX in the prior-year third quarter. The improvement in natural gas differentials compared to last year is primarily a result of increased pipeline connectivity, seasonally low storage levels and compressed basis across the Appalachian and Midwest regions.

•

Pre-hedge NGL realizations were $27.16 per barrel, or 39% of WTI, in third quarter 2018. Realized NGL price was above the high-end of guidance as a result of NGL component price improvements late in third quarter 2018.  Range expects similar pricing strength through the fourth quarter of 2018, resulting in an increase to full-year 2018 NGL pricing guidance from 35%-36% to 37%-38% of WTI.

•

Crude oil and condensate price realizations, before realized hedges, for the third quarter 2018 averaged $64.57 per barrel, or $4.92 below WTI, a 49% improvement in realized price over the prior-year third quarter.

Unit Costs

The following table details Range’s unit costs per mcfe(a):

Expenses	3Q 2018 ($/Mcfe)	3Q 2017 ($/Mcfe)	Increase (Decrease)

Direct operating	$0.15	$0.20	(25%)
Transportation, gathering, processing and compression	1.46(b)	1.05	39%
Production and ad valorem taxes	0.05	0.07	(29%)
General and administrative(a)	0.18	0.20	(10%)
Interest expense	0.25	0.26	(4%)
Total cash unit costs(c)	2.09	1.77	18%
Depletion, depreciation and amortization (DD&A)	0.79	0.87	(9%)
Total unit costs plus DD&A(c)	$2.87	$2.65	8%

(a)	Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)

Third quarter 2018 transportation, gathering, processing and compression expense reflects the change in accounting method made earlier this year.  As a result of adopting the new accounting standard, expenses increased by approximately $0.23 per mcfe in third quarter 2018.  There was an equal increase to NGL revenue, resulting in zero net impact to cash flow as a result of the change in accounting method. See page 8 in Range’s third quarter 2018 Form 10-Q.

(c)	May not add due to rounding.

Capital Expenditures

Third quarter 2018 drilling expenditures of $191 million funded the drilling and completion of 24 (24 net) wells.  A 100% success rate was achieved.  In addition, during third quarter 2018, $12.5 million was spent on acreage purchases and $1.5 million on gathering systems.  Total capital expenditures year to date were $726 million.  Range remains on target with its $941 million total capital budget for 2018 which is expected to be funded within cash flows, excluding asset sale proceeds.

Asset Sale

Following third quarter 2018, Range signed and closed the sale of a proportionately reduced 1% overriding royalty in its Washington County, Pennsylvania leases for gross proceeds of $300 million.

Range’s Washington County properties encompass approximately 300,000 net surface acres that produced 1.8 Bcfe per day in the third quarter of 2018. The overriding royalty applies to existing and future Marcellus, Utica and Upper Devonian development on the subject leases, while excluding shallower and deeper formations. Post-close, Range maintains a net revenue interest of approximately 82% on the subject Washington County acreage. Cash flow to the buyer, after paying applicable transport costs, is expected to be approximately $25 million in 2019. The net proceeds were used to reduce total debt by an expected 7%, which lowers annualized interest expense by approximately $15 million, resulting in a net reduction in estimated 2019 cash flow of $10 million.

Operational Discussion

Range’s net production for third quarter 2018 averaged 2,267 Mmcfe per day, consisting of 1,530 Mmcf per day of natural gas, 111,469 barrels per day of NGLs and 11,314 barrels per day of condensate and oil.  This makes Range one of the top 10 natural gas producers in the U.S. and a top three NGL producer amongst E&P companies.

The table below summarizes wells turned to sales and the estimated activity for the remainder of the year.  As a result of drilling longer laterals, Range has reduced the number of wells being turned to sales in the Marcellus from 100 down to 92.  The total lateral feet and number of stages being completed for 2018 remains approximately the same.

	Wells TIL 1H 2018	Wells TIL 3Q 2018	Calendar 2018 Planned TIL	Remaining 2018
SW PA Super-Rich	5	8	13	0
SW PA Wet	15	8	38	15
SW PA Dry	28	6	41	7
Total Appalachia	48	22	92	22

Total N. LA.	8	2	11	1
Total	56	24	103	23

Appalachia Division

Production for third quarter 2018 averaged approximately 1,988 net Mmcfe per day from the Appalachia division, a 24% increase over the prior-year third quarter.  The southwest area of the division averaged 1,872 net Mmcfe per day during third quarter 2018, a 29% increase over third quarter 2017.  This was achieved through continued operational improvements, exceptional well results across Range’s acreage position and additional outlets for ethane during the quarter.  The northeast Marcellus properties averaged 98 net Mmcf per day and legacy acreage produced approximately 18 net Mmcf per day during the third quarter 2018.

In southwest Pennsylvania, Range recently drilled a lateral length of 18,566 feet, making it the longest lateral Marcellus well in the basin to date. Additionally, Range recently completed two 18,000 foot laterals that were drilled earlier this year and expects to announce results from these wells with year-end earnings.

North Louisiana

Production for the division in third quarter 2018 averaged approximately 278 net Mmcfe per day.  The division brought on line two wells during the quarter, and expects to bring on line one additional well during the remainder of the year for a total of 11 wells in 2018.

Marketing and Transportation

As highlighted on the second quarter 2018 earnings call, Appalachia has in-basin fractionation and control of purity products with access to international markets.  Range expects the unique nature of the Appalachia NGL model will become evident over the next year, as purity products with access to international markets should garner premiums.  Range, the only producer with propane capacity on Mariner East 1, has been able to capture above Mont Belvieu prices, on average, by exporting the majority of its propane to international markets since early 2016.  In addition, the Company has been sending normal butane and remaining propane volumes this summer via local rail to Marcus Hook for export.  In total, Range marketed approximately 80% of its corporate NGL production into purity markets during the third quarter.  As a result of the Company’s current arrangements and the improved NGL market fundamentals, fourth quarter 2018 pre-hedge NGL differentials should improve to approximately 40% of WTI.

Energy Transfer’s Rover project, which is the last major natural gas transportation project for which Range has contracted capacity, received approval during third quarter 2018 for both the Majorsville and Burgettstown laterals, allowing Range to begin flowing volumes in September.  The project enables Range to access additional Midwest and Gulf Coast markets, which should help reduce corporate basis volatility over the coming years.

Guidance – 2018

Production per day Guidance

Production for the fourth quarter of 2018 is expected to be approximately 2,255 to 2,265 Mmcfe per day.  This excludes all Appalachia volumes associated with the 1% overriding royalty sale.

Production expectations for the full year 2018 remain approximately 11% year-over-year growth.

4Q 2018 Expense Guidance

Direct operating expense:	$0.15 − $0.17 per mcfe
Transportation, gathering, processing and compression expense:	$1.52 − $1.56 per mcfe
Production tax expense:	$0.05 − $0.06 per mcfe
Exploration expense:	$7.0 − $10.0 million
Unproved property impairment expense:	$8.0 − $10.0 million
G&A expense:	$0.18 − $0.20 per mcfe
Interest expense:	$0.24 − $0.26 per mcfe
DD&A expense:	$0.78 − $0.82 per mcfe
Net brokered gas marketing expense:	~$3.0 million

4Q 2018 Natural Gas Price Differentials (including basis hedging):  NYMEX minus $0.12

4Q 2018 NGL Differentials:  39% - 40% of WTI

Based on current market indications, Range expects to average the following pre-hedge differentials for calendar 2018 production.

	New FY 2018 Guidance	Prior FY 2018 Guidance
Natural Gas:	NYMEX minus $0.08	NYMEX minus $0.10
Natural Gas Liquids (including ethane):	37% − 38% of WTI	35% − 36% of WTI
Oil/Condensate:	WTI minus $5.00 to $6.00	WTI minus $5.00 to $6.00

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a more flexible financial position. Range currently has over 80% of its expected fourth quarter 2018 natural gas production hedged at a weighted average floor price of $2.98 per Mmbtu.  Similarly, Range has hedged over 75% of its fourth quarter 2018 projected crude oil production at a floor price of $53.20 and over 60% of its composite NGL production.  Please see Range’s detailed hedging schedule posted at the end of the financial tables below and on its website at www.rangeresources.com.

Range has also hedged Marcellus and other basis differentials to limit volatility between NYMEX and regional prices.  The fair value of the basis hedges was a loss of $1.3 million as of September 30, 2018. The Company also has propane basis swap contracts which lock in the differential between Mont Belvieu and international propane indices.  The fair value of these contracts was a loss of $2.0 million on September 30, 2018.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, October 24 at 9:00 a.m. ET. To participate in the call, please dial 866-900-7525 and provide conference code 8399762 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 24, 2018.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which historically were reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent oil and natural gas producer with operations focused in stacked-pay projects in the Appalachian Basin and North Louisiana. The Company pursues an organic growth strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities.  The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this news release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth,

Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2018-12

SOURCE:   Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Michael Freeman, Director – Investor Relations & Hedging

817-869-4264

mfreeman@rangeresources.com

John Durham, Senior Financial Analyst

817-869-1538

jdurham@rangeresources.com

Media Contact:

Michael Mackin, Director of External Affairs

724-743-6776

mmackin@rangeresources.com

www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	%	2018	2017	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$736,431	$507,541		$2,094,450	$1,573,128
Derivative fair value (loss)/income	(34,591)	(88,426)		(151,890)	188,326
Brokered natural gas, marketing and other (b)	109,111	61,145		266,774	168,742
ARO settlement gain (loss) (b)	—	104		(12)	64
Other (b)	274	1,868		686	1,738
Total revenues and other income	811,225	482,232	68%	2,210,008	1,931,998	14%

Costs and expenses:
Direct operating	30,389	36,371		102,469	94,768
Direct operating – non-cash stock-based compensation (c)	537	517		1,667	1,563
Transportation, gathering, processing and compression	304,562	191,645		819,100	560,883
Production and ad valorem taxes	9,427	11,993		29,493	31,125
Brokered natural gas and marketing	115,677	59,384		273,420	168,140
Brokered natural gas and marketing – non-cash stock-based compensation (c)	403	389		1,001	1,040
Exploration	7,894	22,206		21,990	44,173
Exploration – non-cash stock-based compensation (c)	405	561		1,527	1,596
Abandonment and impairment of unproved properties	6,549	42,568		73,244	52,181
General and administrative	37,812	36,461		121,255	109,619
General and administrative – non-cash stock-based compensation (c)	5,607	9,959		38,332	35,156
General and administrative – lawsuit settlements	53	5,865		1,385	7,028
General and administrative – bad debt expense	250	750		(1,250)	1,050
Termination costs	(336)	(16)		(373)	2,384
Termination costs – non-cash stock-based compensation (c)	—	(31)		—	1,665
Deferred compensation plan (d)	223	(9,203)		(559)	(36,838)
Interest expense	53,063	47,366		155,733	138,821
Interest expense – amortization of deferred financing costs (c)	1,738	1,813		5,315	5,385
Depletion, depreciation and amortization	164,266	159,749		487,558	462,074
Impairment of proved properties and other assets	—	63,679		22,614	63,679
Gain on sale of assets	30	(102)		(149)	(23,509)
Total costs and expenses	738,549	681,924	8%	2,153,772	1,721,983	25%

Income (loss) before income taxes	72,676	(199,692)	136%	56,236	210,015	-73%

Income tax expense (benefit):
Current	—	—		—	—
Deferred	24,137	(71,992)		38,295	98,054
	24,137	(71,992)		38,295	98,054

Net income (loss)	$48,539	$(127,700)	138%	$17,941	$111,961	-84%

Net Income (Loss) Per Common Share:
Basic	$0.19	$(0.52)		$0.07	$0.45
Diluted	$0.19	$(0.52)		$0.07	$0.45

Weighted average common shares outstanding, as reported:
Basic	246,451	245,244	0%	246,016	245,027	0%
Diluted	247,166	245,244	1%	246,879	245,280	1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	September 30,	December 31,
	2018	2017
	(Unaudited)	(Audited)
Assets
Current assets	$422,381	$370,627
Derivative assets	1,217	58,880
Goodwill	1,641,197	1,641,197
Natural gas and oil properties, successful efforts method	9,714,136	9,566,737
Transportation and field assets	11,002	14,666
Other	76,203	76,734
	$11,866,136	$11,728,841

Liabilities and Stockholders’ Equity
Current liabilities	$650,284	$704,913
Asset retirement obligations	6,327	6,327
Derivative liabilities	97,256	44,233

Bank debt	1,257,199	1,208,467
Senior notes	2,855,048	2,851,754
Senior subordinated notes	48,653	48,585
Total debt	4,160,900	4,108,806

Deferred tax liability	731,723	693,356
Derivative liabilities	11,751	9,789
Deferred compensation liability	86,794	101,102
Asset retirement obligations and other liabilities	303,813	286,043

Common stock and retained earnings	5,818,816	5,776,203
Other comprehensive loss	(1,124)	(1,332)
Common stock held in treasury stock	(404)	(599)
Total stockholders’ equity	5,817,288	5,774,272
	$11,866,136	$11,728,841

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	%	2018	2017	%

Total revenues and other income, as reported	$811,225	$482,232	68%	$2,210,008	$1,931,998	14%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(331)	105,283		111,618	(172,264)
ARO settlement (gain) loss	—	(104)		12	(64)
Total revenues, as adjusted, non-GAAP	$810,894	$587,411	38%	$2,321,638	$1,759,670	32%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss)	$48,539	$(127,700)	$17,941	$111,961
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	24,137	(71,992)	38,295	98,054
Depletion, depreciation, amortization and impairment	164,266	223,428	510,172	525,753
Exploration dry hole costs	2	9,005	4	9,166
Abandonment and impairment of unproved properties	6,549	42,568	73,244	52,181
Derivative fair value loss (income)	34,591	88,426	151,890	(188,326)
Cash settlements on derivative financial instruments that do not qualify for hedge accounting	(34,922)	16,856	(40,272)	16,062
Allowance for bad debts	250	750	(1,250)	1,050
Amortization of deferred issuance costs, loss on extinguishment of debt, and other	1,787	1,627	4,163	4,184
Deferred and stock-based compensation	7,085	1,985	41,252	3,937
Loss (gain) on sale of assets and other	30	(102)	(149)	(23,509)

Changes in working capital:
Accounts receivable	(35,288)	(26,084)	(49,713)	(39,694)
Inventory and other	(1,618)	(5,220)	(822)	(1,504)
Accounts payable	(21,144)	26,289	(6,529)	44,715
Accrued liabilities and other	35,168	9,368	36,721	(13,498)
Net changes in working capital	(22,882)	4,353	(20,343)	(9,981)
Net cash provided from operating activities	$229,432	$189,204	$774,947	$600,532

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided from operating activities, as reported	$229,432	$189,204	$774,947	$600,532
Net changes in working capital	22,882	(4,353)	20,343	9,981
Exploration expense	7,892	13,201	21,986	35,007
Lawsuit settlements	53	5,865	1,385	7,028
Termination costs	(336)	(16)	(373)	2,384
Non-cash compensation adjustment	41	290	1,880	1,382
Cash flow from operations before changes in working capital – non-GAAP measure	$259,964	$204,191	$820,168	$656,314

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Basic:
Weighted average shares outstanding	249,482	248,133	249,131	247,794
Stock held by deferred compensation plan	(3,031)	(2,889)	(3,115)	(2,767)
Adjusted basic	246,451	245,244	246,016	245,027

Dilutive:
Weighted average shares outstanding	249,482	248,133	249,131	247,794
Dilutive stock options under treasury method	(2,316)	(2,889)	(2,252)	(2,514)
Adjusted dilutive	247,166	245,244	246,879	245,280

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	%	2018	2017	%
Natural gas, NGL and oil sales components:
Natural gas sales	$390,656	$301,114		$1,182,580	$1,008,980
NGL sales	278,563	150,593		705,793	412,440
Oil sales	67,212	55,834		206,077	151,688
Total oil and gas sales, as reported	$736,431	$507,541	45%	$2,094,450	$1,573,108	33%

Derivative fair value (loss) income, as reported:	$(34,591)	$(88,426)		$(151,890)	$188,326
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(5,845)	(26,250)		(56,466)	(34,647)
NGLs	28,023	15,995		63,435	33,459
Crude Oil	12,744	(6,602)		33,303	(14,874)
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$331	$(105,283)		$(111,618)	$172,264

Transportation, gathering, processing and compression components:
Natural gas	$176,271	$133,019		$497,569	$384,769
NGLs	128,291	58,626		321,531	176,114
Total transportation, gathering, processing and compression, as reported	$304,562	$191,645		$819,100	$560,883

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$396,501	$327,364		$1,239,046	$1,043,627
NGL sales	250,540	134,598		642,358	378,981
Oil sales	54,468	62,436		172,774	166,562
Total	$701,509	$524,398	34%	2,054,178	1,589,170	29%

Production of oil and gas during the periods (a):
Natural gas (mcf)	140,757,676	121,644,949	16%	411,769,576	357,389,113	15%
NGL (bbl)	10,255,159	8,892,778	15%	29,009,100	25,953,773	12%
Oil (bbl)	1,040,891	1,288,303	-19%	3,314,704	3,406,373	-3%
Gas equivalent (mcfe) (b)	208,533,976	182,731,435	14%	605,712,400	533,549,989	14%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,529,975	1,322,228	16%	1,508,313	1,309,118	15%
NGL (bbl)	111,469	96,661	15%	106,260	95,069	12%
Oil (bbl)	11,314	14,003	-19%	12,142	12,478	-3%
Gas equivalent (mcfe) (b)	2,266,674	1,986,211	14%	2,218,727	1,954,396	14%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$2.78	$2.48	12%	$2.87	$2.82	2%
NGL (bbl)	$27.16	$16.93	60%	$24.33	$15.89	53%
Oil (bbl)	$64.57	$43.34	49%	$62.17	$44.53	40%
Gas equivalent (mcfe) (b)	$3.53	$2.78	27%	$3.46	$2.95	17%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.82	$2.69	5%	$3.01	$2.92	3%
NGL (bbl)	$24.43	$15.14	61%	$22.14	$14.60	52%
Oil (bbl)	$52.33	$48.46	8%	$52.12	$48.90	7%
Gas equivalent (mcfe) (b)	$3.36	$2.87	17%	$3.39	$2.98	14%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.56	$1.60	-2%	$1.80	$1.84	-2%
NGL (bbl)	$11.92	$8.54	40%	$11.05	$7.82	41%
Oil (bbl)	$52.33	$48.46	8%	$52.12	$48.90	7%
Gas equivalent (mcfe) (b)	$1.90	$1.82	5%	$2.04	$1.93	6%

Transportation, gathering and compression expense per mcfe	$1.46	$1.05	39%	$1.35	$1.05	29%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	%	2018	2017	%

Income (loss) from operations before income taxes, as reported	$72,676	$(199,692)	136%	$56,236	$210,015	73%
Adjustment for certain special items:
Loss (gain) on sale of assets	30	(102)		(149)	(23,509)
(Gain) loss on ARO settlements	—	(104)		12	(64)
Change in fair value related to derivatives prior to settlement	(331)	105,283		111,618	(172,264)
Abandonment and impairment of unproved properties	6,549	42,568		73,244	52,181
Impairment of proved property	—	63,679		22,614	63,679
Lawsuit settlements	53	5,865		1,385	7,028
Termination costs	(336)	(16)		(373)	2,384
Termination costs – non-cash stock-based compensation	—	(31)		—	1,665
Brokered natural gas and marketing – non-cash stock-based compensation	403	389		1,001	1,040
Direct operating – non-cash stock-based compensation	537	517		1,667	1,563
Exploration expenses – non-cash stock-based compensation	405	561		1,527	1,596
General & administrative – non-cash stock-based compensation	5,607	9,959		38,332	35,156
Deferred compensation plan – non-cash adjustment	223	(9,203)		(559)	(36,838)

Income before income taxes, as adjusted	85,816	19,673	336%	306,555	143,632	113%

Income tax expense, as adjusted
Current	—	—		—	—
Deferred (a)	21,869	8,042		79,617	55,292
Net income excluding certain items, a non-GAAP measure	$63,947	$11,631	452%	$226,938	$88,340	157%

Non-GAAP income per common share
Basic	$0.26	$0.05	420%	$0.92	$0.36	156%
Diluted	$0.26	$0.05	420%	$0.92	$0.36	156%

Non-GAAP diluted shares outstanding, if dilutive	247,166	245,309		246,879	245,280

(a)  Deferred taxes for 2017 to be approximately 38% and 26% for 2018.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss), as reported	$48,539	$(127,700)	$17,941	$111,961
Adjustment for certain special items:
Loss (gain) on sale of assets	30	(102)	(149)	(23,509)
(Gain) loss on ARO settlements	—	(104)	12	(64)
Change in fair value related to derivatives prior to settlement	(331)	105,283	111,618	(172,264)
Impairment of proved property	—	63,679	22,614	63,679
Abandonment and impairment of unproved properties	6,549	42,568	73,244	52,181
Lawsuit settlements	53	5,865	1,385	7,028
Termination costs	(336)	(16)	(373)	2,384
Non-cash stock-based compensation	6,952	11,395	42,527	41,020
Deferred compensation plan	223	(9,203)	(559)	(36,838)
Tax impact	2,268	(80,034)	(41,322)	42,762

Net income (loss) excluding certain items, a non-GAAP measure	$63,947	$11,631	$226,938	$88,340

Net income (loss) per diluted share, as reported	$0.19	$(0.52)	$0.07	$0.45
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	—	—	—	(0.10)
Loss (gain) on ARO settlements	—	—	—	—
Change in fair value related to derivatives prior to settlement	—	0.43	0.45	(0.70)
Impairment of proved property	—	0.26	0.09	0.26
Abandonment and impairment of unproved properties	0.03	0.17	0.30	0.21
Lawsuit settlements	—	0.02	0.01	0.03
Termination costs	—	—	—	0.01
Non-cash stock-based compensation	0.03	0.05	0.17	0.17
Deferred compensation plan	—	(0.04)	—	(0.15)
Adjustment for rounding differences	—	0.01	—	0.01
Tax impact	0.01	(0.33)	(0.17)	0.17

Net income (loss) per diluted share, excluding certain items, a non-GAAP measure	$0.26	$0.05	$0.92	$0.36

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.26	$0.05	$0.92	$0.36
Diluted	$0.26	$0.05	$0.92	$0.36

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues
Natural gas, NGL and oil sales, as reported	$736,431	$507,541	$2,094,450	$1,573,128
Derivative fair value (loss) income, as reported	(34,591)	(88,426)	(151,890)	188,326
Less non-cash fair value (gain) loss	(331)	105,283	111,618	(172,264)
Brokered natural gas and marketing and other, as reported	109,385	63,117	267,448	170,544
Less ARO settlement and other (gains) losses	(274)	(1,972)	(674)	(1,802)
Cash revenue applicable to production	810,620	585,543	2,320,952	1,757,932

Expenses
Direct operating, as reported	30,926	36,888	104,136	96,331
Less direct operating stock-based compensation	(537)	(517)	(1,667)	(1,563)
Transportation, gathering and compression, as reported	304,562	191,645	819,100	560,883
Production and ad valorem taxes, as reported	9,427	11,993	29,493	31,125
Brokered natural gas and marketing, as reported	116,080	59,773	274,421	169,180
Less brokered natural gas and marketing stock-based compensation	(403)	(389)	(1,001)	(1,040)
General and administrative, as reported	43,722	53,035	159,722	152,853
Less G&A stock-based compensation	(5,607)	(9,959)	(38,332)	(35,156)
Less lawsuit settlements	(53)	(5,865)	(1,385)	(7,028)
Interest expense, as reported	54,801	49,179	161,048	144,206
Less amortization of deferred financing costs	(1,738)	(1,813)	(5,315)	(5,385)
Cash expenses	551,180	383,970	1,500,220	1,104,406

Cash margin, a non-GAAP measure	$259,440	$201,573	$820,732	$653,526

Mmcfe produced during period	208,534	182,732	605,712	533,550

Cash margin per mcfe	$1.24	$1.10	$1.35	$1.22

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Income (loss) before income taxes, as reported	$72,676	$(199,692)	$56,236	$210,015
Adjustments to reconcile income (loss) before income taxes to cash margin:
ARO settlements and other (gains) losses	(274)	(1,972)	(674)	(1,802)
Derivative fair value loss (income)	34,591	88,426	151,890	(188,326)
Net cash receipts on derivative settlements	(34,922)	16,857	(40,272)	16,062
Exploration expense	7,894	22,206	21,990	44,173
Lawsuit settlements	53	5,865	1,385	7,028
Termination costs	(336)	(16)	(373)	2,384
Deferred compensation plan	223	(9,203)	(559)	(36,838)
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	6,952	11,395	42,527	41,020
Interest – amortization of deferred financing costs	1,738	1,813	5,315	5,385
Depletion, depreciation and amortization	164,266	159,749	487,558	462,074
(Gain) loss on sale of assets	30	(102)	(149)	(23,509)
Impairment of proved property and other assets	—	63,679	22,614	63,679
Abandonment and impairment of unproved properties	6,549	42,568	73,244	52,181
Cash margin, a non-GAAP measure	$259,440	$201,573	$820,732	$653,526

RANGE RESOURCES CORPORATION

HEDGING POSITION AS OF September 30, 2018 – (Unaudited)

	Daily Volume	Hedge Price
Gas [1]

4Q 2018 Swaps	1,380,000 Mmbtu	$2.97

4Q 2018 Sold Calls	70,000 Mmbtu	$3.10 [2]

2019 Swaps	892,603 Mmbtu	$2.83

2020 Swaps	10,000 Mmbtu	$2.75

Oil

4Q 2018 Swaps	8,500 bbls	$53.20

2019 Swaps	7,000 bbls	$55.26

2019 Collars	1,000 bbls	$63.00 x $73.03

2020 Swaps	1,500 bbls	$60.63

C3 Propane [3]

4Q 2018 Swaps	11,668 bbls	$0.74/gallon

4Q 2018 Collars	5,000 bbls	$0.95 x $1.04/gallon

1H 2019 Swaps	7,500 bbls	$0.92/gallon

1Q 2019 Collars	6,500 bbls	$0.92 x $1.02/gallon

C4 Normal Butane

4Q 2018 Swaps	5,500 bbls	$0.91/gallon

1Q 2019 Swaps	2,250 bbls	$1.22/gallon

C5 Natural Gasoline

4Q 2018 Swaps	5,402 bbls	$1.24/gallon

2019 Swaps	2,178 bbls	$1.42/gallon

(1)	Range also sold call swaptions of 345,000 Mmbtu/d for calendar 2019, and 160,000 Mmbtu/d for calendar 2020 at average strike prices of $2.97 and $2.81 per Mmbtu, respectively
(2)	Sold Calls have an average deferred Premium of +$0.16 per Mmbtu
(3)	Swaps incorporate international propane hedges

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS AND ADDITIONAL HEDGING DETAILS